 Exhibit (a)(5)(A)
FOR IMMEDIATE RELEASE
ATI Physical Therapy Announces Commencement of Tender Offer to Purchase Up to 1,650,000 Shares of its
Class A Common Stock at a Purchase Price of $2.85 per Share
BOLINGBROOK, Ill. — December 17, 2024 — ATI Physical Therapy, Inc. (OTCMKTS: ATIP) (“ATI” or the “Company”), a nationally recognized outpatient physical therapy provider in the United States, announced today that it is commencing a tender offer to purchase for cash up to 1,650,000 shares of its Class A common stock (the “Shares”) at a purchase price of $2.85 per Share.
The number of Shares proposed to be purchased in the tender offer represents approximately 37.4% of the Company’s currently outstanding Shares. The closing price of the Shares on December 16, 2024 was $0.73 per share. The $2.85 purchase price per Share represents a premium of approximately 290% to the closing price per share on December 16, 2024. The Company will fund the tender offer with proceeds from the issuance of new notes in accordance with the Company’s amended second lien PIK note purchase agreement.
Pursuant to the tender offer, the Company’s stockholders may tender all or a portion of their Shares. Stockholders will receive the purchase price in cash, without interest thereon and subject to any required tax withholding, subject to the conditions of the tender offer, including the provisions related to proration in the event that the number of Shares properly tendered and not properly withdrawn exceeds 1,650,000. These provisions are described in the Offer to Purchase and in the Letter of Transmittal relating to the tender offer that will be distributed to stockholders and were filed today with the Securities and Exchange Commission (the “SEC”).
The tender offer is conditioned upon a number of terms and conditions specified in the Offer to Purchase, including the valid tender without withdrawal of at least 1,565,000 Shares and the Company’s receipt in accordance with the amended second lien PIK note purchase agreement of funds that are sufficient to fund the purchase of Shares in the tender offer. The tender offer, proration period and withdrawal rights will expire at 12:00 midnight, Eastern Time, at the end of Wednesday, January 15, 2025, unless otherwise extended by the Company. Tenders of Shares must be made prior to the expiration of the tender offer and may be withdrawn at any time prior to the expiration of the tender offer. Stockholders wishing to tender their Shares but who are unable to deliver them physically or by book-entry transfer prior to the expiration of the tender offer, or who are unable to make delivery of all required documents to the depositary prior to the expiration of the tender offer, may tender their Shares by complying with the procedures set forth in the Offer to Purchase for tendering by notice of guaranteed delivery. Innisfree M&A Incorporated is serving as information agent for the tender offer and Continental Stock Transfer & Trust Company, LLC is acting as the depositary for the tender offer.
The Company’s Board of Directors has unanimously (upon the unanimous recommendation of a special committee of independent and disinterested board members) authorized the tender offer and recommends that the Company’s stockholders accept the tender offer and tender their Shares pursuant to the tender offer. In deciding whether to tender their Shares and, if so, how many Shares to tender, stockholders should read carefully the information in, or incorporated by reference in, the Offer to Purchase and in the Letter of Transmittal (as they may be amended or supplemented), including the purposes and effects of the tender offer. Stockholders are urged to discuss their decisions with their own tax advisors, financial advisors and/or brokers.
About ATI Physical Therapy
At ATI Physical Therapy, we are committed to making every life an active life. We provide convenient access to high-quality care to prevent and treat musculoskeletal (MSK) pain. Our 850+ locations in 24 states and virtual practice operate under one of the largest single-branded platforms built to support standardized clinical guidelines and operating processes. With outcomes from more than 3 million unique patient cases, ATI strives to utilize quality standards designed to deliver proven, predictable, and impactful patient outcomes. From preventative services in the workplace and athletic training support to outpatient clinical services and online physical therapy via our online platform, CONNECT™, a complete list of our service offerings can be found at ATIpt.com. ATI is based in Bolingbrook, Illinois.
Additional Information Regarding the Tender Offer
This press release is for informational purposes only and is not an offer to buy or the solicitation of an offer to sell any Shares. The offer is being made solely by the Offer to Purchase and the related Letter of Transmittal, as they may be amended or supplemented. Stockholders and investors are urged to read the Company’s tender offer statement on Schedule TO filed today with the SEC in connection with the tender offer, which includes as exhibits the Offer to Purchase, the related Letter of Transmittal and other offer materials, as well as any amendments or supplements to the Schedule TO when they become available, because they contain important information. Each of these documents has been or will be filed with the SEC, and investors may obtain them for free from the SEC at its website (www.sec.gov) or from Innisfree M&A Incorporated, the information agent for the tender offer, by telephone at: (888) 750-5835 or in writing to: 501 Madison Avenue, 20th Floor, New York, New York, 10022.
Forward-Looking Statements
All statements other than statements of historical facts contained in this press release are forward-looking statements within the meaning of applicable securities laws and regulations. Forward-looking statements may be identified by the use of the words such as “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “should,” “would,” “plan,” “project,” “forecast,” “predict,” “potential,” “seem,” “seek,” “future,” “outlook,” “target” or similar expressions that predict or indicate future events or trends or that are not statements of historical matters. Forward-looking statements are based on the Company’s current expectations and assumptions, which may not prove to be accurate. These statements are not guarantees and are subject to risks, uncertainties, and changes in circumstances that are difficult to predict, and significant contingencies, many of which are beyond the Company’s control, that could cause actual results to differ materially and adversely from any of these forward-looking statements.
These forward-looking statements are subject to a number of risks and uncertainties, including the following:
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the Company’s ability to complete the tender offer on terms and timing described herein, or at all;

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the Company’s liquidity position raises substantial doubt about its ability to continue as a going concern;

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risks associated with liquidity and capital markets, including the Company’s ability to generate sufficient cash flows, together with cash on hand, to run its business, cover liquidity and capital requirements and resolve substantial doubt about the Company’s ability to continue as a going concern;

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the Company’s ability to meet financial covenants as required by its Credit Agreement, as amended;

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risks related to outstanding indebtedness and preferred stock, rising interest rates and potential increases in borrowing costs, compliance with associated covenants and provisions and the potential need to seek additional or alternative debt or capital financing in the future;

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risks related to the Company’s ability to access additional financing or alternative options when needed;

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the Company’s dependence upon governmental and third-party private payors for reimbursement and that decreases in reimbursement rates, renegotiation or termination of payor contracts, billing disputes with third-party payors or unfavorable changes in payor, state and service mix may adversely affect the Company’s financial results;

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federal and state governments’ continued efforts to contain growth in Medicaid expenditures, which could adversely affect the Company’s revenue and profitability;

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payments that the Company receives from Medicare and Medicaid being subject to potential retroactive reduction;

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changes in Medicare rules and guidelines and reimbursement or failure of the Company’s clinics to maintain their Medicare certification and/or enrollment status;

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compliance with federal and state laws and regulations relating to the privacy of individually identifiable patient information, and associated fines and penalties for failure to comply;

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risks associated with public health crises, epidemics and pandemics, as was the case with the novel strain of COVID-19, and their direct and indirect impacts or lingering effects on the business, which could lead to a decline in visit volumes and referrals;

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the Company’s inability to compete effectively in a competitive industry, subject to rapid technological change and cost inflation, including competition that could impact the effectiveness of the Company’s strategies to improve patient referrals and the Company’s ability to identify, recruit, hire and retain skilled physical therapists;

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the Company’s inability to maintain high levels of service and patient satisfaction;

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risks associated with the locations of the Company’s clinics, including the economies in which the Company operates and the potential need to close clinics and incur closure costs;

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the Company’s dependence upon the cultivation and maintenance of relationships with customers, suppliers, physicians and other referral sources;

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the severity of climate change or the weather and natural disasters that can occur in the regions of the U.S. in which the Company operates, which could cause disruption to its business;

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risks associated with future acquisitions, divestitures and other business initiatives, which may use significant resources, may be unsuccessful and could expose the Company to unforeseen liabilities;

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risks associated with the Company’s ability to secure renewals of current suppliers and other material agreements that the Company currently depends upon for business operations;

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failure of third-party vendors, including customer service, technical and information technology (“IT”) support providers and other outsourced professional service providers to adequately address customers’ requests and meet Company requirements;

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risks associated with the Company’s reliance on IT infrastructure in critical areas of its operations including, but not limited to, cyber and other security threats;

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a security breach of the Company’s IT systems or its third-party vendors’ IT systems may subject the Company to potential legal action and reputational harm and may result in a violation of the Health Insurance Portability and Accountability Act of 1996 or the Health Information Technology for Economic and Clinical Health Act;

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maintaining clients for which the Company performs management and other services, as a breach or termination of those contractual arrangements by such clients could cause operating results to be less than expected;

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the Company’s failure to maintain financial controls and processes over billing and collections or disputes with third-party private payors could have a significant negative impact on the Company’s financial condition and results of operations;

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the Company’s operations are subject to extensive regulation and macroeconomic uncertainty;

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the Company’s ability to meet revenue and earnings expectations;

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risks associated with applicable state laws regarding fee-splitting and professional corporation laws;

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inspections, reviews, audits and investigations under federal and state government programs and third-party private payor contracts that could have adverse findings that may negatively affect the Company’s business, including its results of operations, liquidity, financial condition and reputation;

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changes in or the Company’s failure to comply with existing federal and state laws or regulations or the inability to comply with new government regulations on a timely basis;

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the Company’s ability to maintain necessary insurance coverage at competitive rates;

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the outcome of any legal and regulatory matters, proceedings or investigations instituted against the Company or any of its directors or officers, and whether insurance coverage will be available and/or adequate to cover such matters or proceedings;

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general economic conditions, including but not limited to inflationary and recessionary periods;

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the Company’s facilities face competition for experienced physical therapists and other clinical providers that may increase labor costs, result in elevated levels of contract labor and reduce profitability;

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risks associated with the Company’s ability to attract and retain talented executives and employees amidst the impact of unfavorable labor market dynamics, wage inflation and recent reduction in value of the Company’s share-based compensation incentives, including potential failure of steps being taken to reduce attrition of physical therapists and increase hiring of physical therapists;

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risks resulting from the 2L Notes, IPO Warrants, Earnout Shares and Vesting Shares being accounted for as liabilities at fair value and the changes in fair value affecting the Company’s financial results;

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further impairments of goodwill and other intangible assets, which represent a significant portion of the Company’s total assets, especially in view of the Company’s recent market valuation;

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the Company’s inability to maintain effective internal control over financial reporting;

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risks related to dilution of Shares ownership interests and voting interests as a result of the issuance of 2L Notes and Series B Preferred Stock;

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costs related to operating as a public company; and

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the impact of the delisting of the Shares from the New York Stock Exchange.

If any of these risks materialize or the assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. Investors should also review those factors discussed in the Company’ Form 10-K for the fiscal year ended December 31, 2023 and more recently filed Form 10-Qs under the heading “Risk Factors,” and other documents filed, or to be filed, by the Company with the SEC. New risk factors emerge from time to time and it is not possible to predict all such risk factors, nor can the Company assess the impact of all such risk factors on the business of the Company or the extent to which any factor or combination of factors may cause actual results to differ materially from those contained in any forward-looking statements. All forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by the foregoing cautionary statements. Readers should not place undue reliance on forward-looking statements. The Company undertakes no obligations to publicly update or revise any forward-looking statements after the date they are made or to reflect the occurrence of unanticipated events, whether as a result of new information, future events or otherwise, except as required by law.
In addition, statements of belief and similar statements reflect the beliefs and opinions of the Company on the relevant subject. These statements are based upon information available to the Company, as applicable, as of the date of this communication, and while the Company believes such information forms a reasonable basis for such statements, such information may be limited or incomplete, and statements should not be read to indicate that the Company has conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain and you are cautioned not to unduly rely upon these statements.
Contacts
Investor Relations
Scott Rundell

VP, Finance and Head of Investor Relations
ATI Physical Therapy
investors@atipt.com
Media Inquiries
Michael Freitag / Aura Reinhard
Joele Frank, Wilkinson Brimmer Katcher
212-355-4449
Scott Parent
Director of Communications
ATI Physical Therapy
scott.parent@atipt.com